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                                                                     EXHIBIT 3-1
                          ARTICLES OF INCORPORATION
                                      OF
                        MICHCON INVESTMENT CORPORATION

                            (A PROFIT CORPORATION)


     These Articles of Incorporation are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

     ARTICLE I. Name. The name of the Corporation is MichCon Investment Corporation.

     ARTICLE II. Purposes. The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan and to have and exercise all powers conferred by such Act upon corporations organized thereunder.

     ARTICLE III.  Capital.  The total authorized capital stock is:

Common Shares 50,000   Par Value Per Share $1.00

     ARTICLE IV.   Registered Office; Registered Agent.

     1. The address of the initial registered office is: 500 Griswold Street, Detroit, Michigan 48226.

     2. The name of the initial resident agent at the registered office is Pamela J. Liggett.

     ARTICLE V. Incorporator. The name and business address of the incorporator is: Pamela J. Liggett, Secretary, Michigan Consolidated Gas Company, 500 Griswold Street, Detroit, Michigan 48226.

     ARTICLE VI. Corporate Action. Any action required or permitted by Act 284, Public Acts of 1972, as amended, to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     ARTICLE VII. Indemnification. The corporation shall indemnify any person who is or was a director,
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officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding to the full extent provided by the Business Corporation Act of Michigan from time to time in effect.



     I, the incorporator sign my name this 11th day of April, 1986.


                                       Pamela J. Liggett
                                       ---------------------
                                       Pamela J. Liggett








                                    - 2 -
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                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION


                        MICHCON INVESTMENT CORPORATION
                          Corporation Number 300-884
                                             -------


     The undersigned, MichCon Investment Corporation, executes this Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of
Section 631, Act 284, Public Acts of 1972, as amended.

     The following amendment to the Articles of Incorporation of MichCon Investment Corporation was adopted on the 11th day of May, 1988 by the shareholders in accordance with Section 611(2), Act 284, Public Acts of 1972, as amended. A consent adopting the amendment was signed on behalf of holders of the necessary number of shares required by statute.

        RESOLVED, That the Articles of Incorporation be amended by adding a new
     Article VIII to read as follows:

                                 ARTICLE VIII
                                 ------------

            A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders,
     (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for a violation of
     Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.
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        Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                        Signed this 11th day of May, 1988

                                        MICHCON INVESTMENT CORPORATION

                                        By: A. R. Glancy III
                                            ------------------------------
                                            A. R. Glancy III, Chairman


                                        By: P. J. Liggett
                                            ------------------------------
                                            P. J. Liggett, Secretary


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     MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                                            Date Received

                                    FILED

                                 AUG 12 1988                      AUG 12 1988

                                Administrator
                          MICHIGAN DEPT. OF COMMERCE
                        Corporate & Securities Bureau


          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                       FOR USE BY DOMESTIC CORPORATIONS

  (Please read instructions and Paperwork Reduction Act notice on last page)


  Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:  MichCon Investment Corporation

2.  The corporation identification number (CID) assigned by the Bureau is:
    300-884

3.  The location of its registered office is:

      500 Griswold Street                Detroit     , Michigan    48226
    -------------------------------------------------           -------------
    (Street Address)                      (City)                 (Zip Code)

4.  Article    I                 of the Articles of Incorporation is hereby
           ---------------------
    amended to read as follows:


            ARTICLE I. Name. The name of the Corporation is MCN Investment Corporation.
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5.   COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT
     OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the _________ day of __________, 19 _____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.
          Signed this _________day of ___________________________, 19_____

          _________________________________   ____________________________

          _________________________________   ____________________________

          _________________________________   ____________________________

          _________________________________   ____________________________
                  (Signatures of all incorporators; type or print name
                   under each signature)


b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 12th day of, August, 1988. The amendment: (check one of the following)

          / / was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

          / / was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

          / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

          /X/ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.


                                 Signed this 12th day of August,  1988

                                 By    Alfred R. Glancy III
                                       -------------------------------------
                                              (Signature)

                                    Alfred R. Glancy III       Chairman
                                 -------------------------------------------
                                  (Type or Print Name)    (Type or Print Title)


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
DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS              Name of person or organization
INDICATED IN THE BOX BELOW.  Include name, street and number       remitting fees:
(or P.O. box), city, state and ZIP code.                           MichCon Investment Corporation
                                                                   ----------------------------------------

     Daniel L. Schiffer, Secretary                                 ----------------------------------------
     MCN Investment Corporation                                    Preparer's name and business
     500 Griswold Street                                           telephone number:
     Detroit, Michigan  48226
                                                                   Susan Kirk
                                                                   ----------------------------------------
                                                                   (313)  256-5204
                                                                   ----------------------------------------
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                                                   INFORMATION AND INSTRUCTIONS
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1.  This form is issued under the authority of Act 284, P.A. of 1972, as amended, and Act 162, P.A. of 1982, as amended.  The amendment cannot be filed until this form, or a comparable document, is submitted.

2.  Submit one original copy of this document.  Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau.  The original copy will be returned to the address appearing in the box above as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible.  Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.  This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation.  Do not use this form for restated articles.  A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members.  A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4.  Item 2 -- Enter the identification number previously assigned by the Bureau.  If this number is unknown, leave it blank.

5.  Item 4 -- The entire article being amended must be set forth in its entirety.  However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.  This document is effective on the date approved and filed by the Bureau.  A later effective date, no more than 90 days after the date of delivery, may be stated.

7.  If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators listed in Article V of the Articles of Incorporation.  If the amendment is otherwise adopted, item 5(b)
    must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8.  FEES:  Filing fee (Make remittance payable to State of Michigan) ........................................... $10.00
           Franchise fee for profit corporations (payable only if authorized capital stock has increased) -- 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.  Mail form and fee to:
        Michigan Department of Commerce
        Corporation and Securities Bureau
        Corporation Division
        P.O. Box 30054
        Lansing, MI  48909
        Telephone:  (517) 373-0493


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